Exhibit 21.1
Expedia, Inc. Subsidiaries

Subsidiary	Jurisdiction

AceNet Travel Network, LLC	New Jersey
Activity Information Center, Inc.	Hawaii
Bravado Investments Limited	China
C.A. ID SA	France
Canadian Holdings, LLC	Delaware
Classic Vacations, LLC	Nevada
DigitalAdvisor LLC	Delaware
DN Holdings LLC	Delaware
EIGAC Holdings, Inc.	Delaware
EL 2003 Holdings, Inc.	Delaware
eLong, Inc.	Cayman Islands
eLongNet Information Technology (Beijing) Co., Ltd.	China
Expedia Alpha Y.K.	Japan
Expedia Asia Pacific Limited	Hong Kong
Expedia Asia Pacific-Alpha Limited	Cayman Islands
Expedia Asia Pacific-Beta Limited	Cayman Islands
Expedia Asia Pacific-Gamma Limited	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Beta Y.K.	Japan
Expedia Canada Corp.	Canada
Expedia Corporate Travel Belgium SA	Belgium
Expedia Corporate Travel Europe SA	France
Expedia Corporate Travel France SAS	France
Expedia Corporate Travel GmbH	Germany
Expedia Corporate Travel UK Ltd.	United Kingdom
Expedia Corporate Travel, LLC	Nevada
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia Gamma Y.K.	Japan
Expedia Holdings K.K.	Japan
Expedia Italy SRL	Italy
Expedia Mexico, S.R.L. de C.V.	Mexico
Expedia Partner Services, Inc.	Delaware
Expedia s.a.	Belgium
Expedia Spain S.L.	Spain
Expedia Services s.a.s.	France
Expedia, Inc. (WA)	Washington
Expedia.com GmbH	Germany

Subsidiary	Jurisdiction

Expedia.com Limited	United Kingdom
Expedia.nl B.V.	Netherlands
GL Expedia S.A.S.	France
Greenhouse Media, LLC	Nevada
Hotels.com	Delaware
Hotels.com GP, LLC	Texas
Hotels.com, L.P.	Texas
Hotwire, Inc.	Delaware
HRN 99 Holdings, LLC	New York
HRN Contracting Company, Inc.	Delaware
HRN France SAS	France
HRN International	Cayman Islands
IAC Global, LLC	Nevada
IAC Holdings s.a.s.	France
IACT US, Inc.	Nevada
IAN.com, LP	Delaware
Interactive Affiliate Network, LLC	Delaware
Interactive Domain Name Holdings Corporation	Nova Scotia
Kirk, Inc.	California
Marvillo S.a.r.l.	Luxembourg
Newtrade Technologies Corp.	Delaware
Owl Holding Company, Inc.	Delaware
Premier Getaways, Inc.	Florida
Room Finders, Inc.	Louisiana
Shanghai Xinwang Computer	China
T-16 Holdings, LLC	Delaware
Travel Marketing and Advertising, Inc.	Delaware
TravelNow.com Inc.	Delaware
Travelscape, LLC	Nevada
TripAdvisor Business Trust	Massachusetts
TripAdvisor Limited	United Kingdom
TripAdvisor LLC	Delaware
TS 2001 Holdings, Inc.	Delaware
USA Media Corp.	Delaware
USA Media, LLC	Delaware
Webseed, LLC	Nevada
WWTE, Inc.	Nevada
XEI Sub 1, Inc.	Washington
XEI Sub 2, Inc.	Washington
XEI Sub 3, Inc.	Washington
XEI Sub 4, LLC	Nevada